UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2022 (September 20, 2022)

Warner Music Group Corp.

(Exact name of Registrant as specified in its charter)

Delaware	001-32502	13-4271875
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1633 Broadway, New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 275-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered under Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of Exchange on which Registered
Class A Common Stock	WMG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, on June 22, 2022, Warner Music Group Corp. (the “Company”) announced that it had begun planning for the succession of the Company’s Chief Executive Officer (“CEO”) and director, Stephen Cooper. On September 21, 2022, the Company’s Board of Directors (the “Board”) announced that Mr. Robert Kyncl has been appointed to succeed Mr. Cooper as CEO and a director of the Company.

Mr. Cooper and Mr. Kyncl will serve as Co-CEOs of the Company from January 1, 2023 through January 31, 2023. On January 31, 2023, Mr. Cooper will retire from the Company and resign from the Board. Following his retirement, Mr. Cooper will provide consulting services to the Company through January 31, 2024. Effective as of February 1, 2023, Mr. Kyncl will become the Company’s sole CEO and will be appointed to the Board.

Mr. Kyncl, age 52, currently serves as the Chief Business Officer of YouTube, a division of Alphabet Inc., where he is responsible for YouTube’s creative and commercial partnerships, as well as its product operations and marketing. Mr. Kyncl has driven the development of YouTube’s creator ecosystem and original content initiatives, while helping lead the launch of its paid subscription services, YouTube Music and YouTube Premium. Prior to joining YouTube in 2010, Mr. Kyncl spent seven years at Netflix, Inc. where he led the company’s push into film and television content, playing an instrumental role in the company’s evolution as a streaming giant. Mr. Kyncl, together with his wife Luz, run the Kyncl Family Foundation, which provides financial assistance to students from underrepresented communities pursuing STEM degrees. Mr. Kyncl holds an MBA from Pepperdine University and a B.S. in International Relations from SUNY New Paltz. The Company believes that all of these experiences give Mr. Kyncl the qualifications and skills to serve as the Company’s CEO and as a director of the Company.

On September 20, 2022, the Company entered into an employment agreement (the “Employment Agreement”) with Mr. Kyncl. The Employment Agreement has an indefinite term, subject to termination by either party on nine months’ advance written notice, and includes non-competition covenants during Mr. Kyncl’s employment and non-solicitation covenants applicable during and for 12 months following Mr. Kyncl’s employment.

The Employment Agreement provides for a base salary of $2,000,000, a target annual cash bonus of $3,000,000 (with the actual award value to be determined by the Compensation Committee of the Board (the “Committee”) in its sole discretion based on factors including the strength of Mr. Kyncl’s performance and the performance of the Company) and an annual grant of performance share units with an aggregate pre-tax, grant date value of $10,000,000 (the “PSUs”), with the first grant to be made in January 2023. Each annual grant of PSUs will be prorated based on the length of Mr. Kyncl’s employment with the Company during such fiscal year, provided that the January 2023 grant will be prorated based on 10.5 out of 12 months of service. Each annual grant of PSUs will vest over a three-fiscal-year performance period subject to Mr. Kyncl’s continued employment and the achievement of performance goals set by the Committee. In addition, in January 2024, Mr. Kyncl will be eligible to receive a one-time award of options to purchase the Company’s stock with a target pre-tax, grant date value of $10,000,000, with the actual award value determined by the Committee in its sole discretion based on factors including the strength of Mr. Kyncl’s performance and the performance of the Company. The options will vest in annual installments over four years from the grant date subject to Mr. Kyncl’s continued employment with the Company. The PSUs and options will be granted under the Company’s 2020 Omnibus Incentive Plan (the “Plan”), and will be subject to the terms and conditions of the Plan. The Employment Agreement also provides that Mr. Kyncl will be employed in the greater New York metropolitan area and will receive reimbursement of his relocation expenses up to $500,000 (excluding a tax gross-up for any reimbursement which is taxable to him) as well as a one-time payment of $60,000.

The Employment Agreement further provides that, if Mr. Kyncl’s employment is terminated by the Company without “cause” or by Mr. Kyncl for “good reason,” subject to his execution of a release of claims in favor of the Company, he will receive a severance payment of $15,000,000 (which corresponds to the value of his total annual target cash and equity compensation), a pro rata annual bonus for the year of termination, an amount equal to the Company’s good faith estimate of Mr. Kyncl’s out-of-pocket cost for COBRA health plan continuation coverage for 12 months including a tax gross-up, and pro rata vesting of his outstanding PSUs and options, with any remaining unvested options to remain outstanding and subject to vesting on their original vesting schedule provided, for the options, that Mr. Kyncl continues to comply with the non-competition and non-solicitation terms of the option award agreement. If Mr. Kyncl’s employment is terminated by the Company without “cause” or by Mr. Kyncl for “good reason” within one year following a “change in control” of the Company, all of Mr. Kyncl’s outstanding, unvested equity awards will become fully vested. If Mr. Kyncl resigns voluntarily and provides at least nine months’ advance written notice to the Company, he will receive a pro rata bonus for the year of termination and pro rata vesting of his outstanding PSUs, but will not receive additional severance payments.

In connection with Mr. Cooper’s retirement and in recognition of his service to the Company and the consulting services he has agreed to provide to the Company, Mr. Cooper will receive the following consulting and transition payments and benefits. Mr. Cooper will receive continued payment of his current base salary of $3,000,000 through the end of the Company’s 2023 fiscal year, and an amount equal to the Company’s good faith estimate of Mr. Cooper’s out-of-pocket cost for COBRA health plan continuation coverage for 18 months following his resignation on January 31, 2023. In addition, Mr. Cooper will receive equity awards under the Plan in respect of the Company’s 2022 and 2023 fiscal years, which will be granted in January 2023 and January 2024, respectively. Each of these two awards will consist of restricted stock units having a grant date value of $7,000,000, vesting in a single installment on the fourth anniversary of the grant date subject to Mr. Cooper’s continued compliance with the non-competition and non-solicitation provisions of the award agreements. In addition, Mr. Cooper will have a target annual bonus of $7,000,000 for each of the Company’s 2022 and 2023 fiscal years, which will be paid, to the extent earned, in the form of fully vested shares of the Company’s Class A Common Stock granted under the Plan in January 2023 and January 2024, respectively. The actual bonus amount earned will be determined by the Committee based on corporate performance measures for the applicable fiscal year as established and determined by the Committee. The Company and Mr. Cooper will enter into a separation agreement memorializing these terms (the “Separation Agreement”).

The foregoing descriptions of the Employment Agreement and Mr. Kyncl’s equity awards and the terms of the Separation Agreement do not purport to be complete and are subject to, and are qualified in their entirety by, the complete text of the Employment Agreement, the PSU and option award agreements and the Separation Agreement. The Employment Agreement, the Separation Agreement and the forms of PSU and option award agreements will be filed as exhibits to the Company’s Annual Report on Form 10-K for the year ending September 30, 2022.

A copy of the press release announcing the appointment of Mr. Kyncl and the departure of Mr. Cooper is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release, dated September 21, 2022, titled Robert Kyncl named CEO of Warner Music Group starting January 1, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WARNER MUSIC GROUP CORP.

By:	/s/ Paul M. Robinson
Paul M. Robinson
Executive Vice President and General Counsel

Date: September 23, 2022